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                                                                    EXHIBIT 3.10

         THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT UPON SUBMISSION TO THE GENERAL PARTNER OF THE PARTNERSHIP OF SUCH EVIDENCE AS MAY BE SATISFACTORY TO IT TO THE EFFECT THAT ANY SUCH TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                                GEISMAR VINYLS LP

         THIS AGREEMENT OF LIMITED PARTNERSHIP (the "Agreement") made effective as of December 27, 2002, by and between GVGP, INC., a Delaware corporation ("CORPORATION") and GEISMAR HOLDINGS, INC., a Delaware corporation ("HOLDINGS");

                                   WITNESSETH:

         WHEREAS, CORPORATION is a Delaware corporation qualified to do business in the State of Delaware; and

         WHEREAS, HOLDINGS is a Delaware corporation qualified to do business in the State of Delaware; and

         WHEREAS, CORPORATION and HOLDINGS desire to enter into and form a limited partnership under the Revised Delaware Limited Partnership Act, as amended (the "Act"), to engage in any lawful business, act or activity for which limited partnerships may be organized under the Act;

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein and of the contributions to capital by CORPORATION and HOLDINGS as set forth in Article II, CORPORATION and HOLDINGS hereby agree as follows:

                                   ARTICLE I

                           FORMATION AND ORGANIZATION

         1.1. Formation and Name of Partnership. Pursuant to the provisions of the Act, the CORPORATION and HOLDINGS hereby enter into and form a limited partnership (the "Partnership") for the purposes hereinafter set forth. The Partnership shall conduct its business

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under the name "GEISMAR VINYLS LP" and such name shall be used at all times in connection with the Partnership's business and affairs. CORPORATION shall be the general partner of the Partnership and HOLDINGS shall be the limited partner of the Partnership.

         1.2. Certain Definitions. The following terms used herein, unless the context otherwise specifically requires, shall have the following respective meanings:

                  "Affiliate" means, with respect to any designated person, any other person which, directly or indirectly, controls or is controlled by or is under common control with such designated person, and shall include any director, officer, employee or partner of such designated person.

                  "Article"' shall refer to the numbered articles of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Distributable Funds" shall have the meaning set forth in
         Section 4.1.

                  "Fiscal Year" or "Year" shall mean a calendar year (or portion thereof) ending on December 31 of such year.

                  "General Partner" shall mean GVGP, INC., a Delaware corporation.

                  "Limited Partner" shall mean GEISMAR HOLDINGS, INC. a Delaware corporation.

                  "Operating Revenues" shall have the meaning set forth in
         Section 4.1.

                  "Ownership Percentage" of a Partner shall have the meaning set forth in Section 2.5.

                  "Partners" shall refer to the General Partner and the Limited Partner.

                  "Partnership Interest" shall have the meaning set forth in
         Section 2.5.

                  "Partnership Office" shall have the meaning set forth in
         Section 1.4.

                  "Section" shall refer to the numbered sections of this Agreement.

Other capitalized terms used in this Agreement shall have the meanings indicated.

         1.3. Term. This Agreement shall be effective and the Partnership shall commence upon compliance by the Partners with Section 2.01 of the Act and shall continue until dissolved pursuant to Article VIII.

         1.4.     Principal Office; Registered Office and Registered Agent;
Filing.

                  1.4.1. Principal Office. The principal office of the Partnership (the "Partnership office"), where the books and records of the Partnership shall be kept, shall be 2801 Post Oak

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Boulevard, Suite 600, Houston, TX 77056 Attention: Secretary. Upon compliance with applicable legal requirements and notice to the Limited Partner, the General Partner may change the Partnership office to such other location or locations within or without the State of Texas, as the General Partner may determine to be reasonably convenient for the General Partner and may accordingly designate as the Partnership Office for purposes hereof.

                  1.4.2. Filing of Certificate. The General Partner shall execute any certificate or certificates required by law to be filed in connection with the formation of the Partnership, including that required by the Act, and shall cause such certificate or certificates to be filed in the appropriate records.

                  1.4.3. Registered Office and Registered Agent. The registered office of the Partnership in Delaware is located at The Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company. The General Partner is hereby given the authority to change the registered office and/or to appoint a new registered agent as the General Partner may determine in compliance with applicable legal requirements.

                  1.4.4. Other Jurisdictions. The General Partner shall take all steps appropriate under the laws of any jurisdiction in which it may be necessary to qualify the Partnership to transact business and to be treated as a limited partnership doing business in such jurisdiction.

         1.5. Purposes of the Partnership. The object and purpose of the Partnership is to engage in any lawful business, act or activity for which limited partnerships may be organized under the Act; and to do all such other acts and things as the General Partner may deem appropriate in connection with the furtherance and accomplishment of the foregoing objects.

         1.6. General Partner. GVGP, INC. shall be and is hereby constituted the general partner of the Partnership. The management of the business and affairs of the Partnership shall be conducted as provided in Article V. Except to the extent otherwise specifically provided herein or prohibited by the Act, the General Partner shall have full power and authority to take all action in connection with the Partnership's affairs and to exercise exclusive management, supervision, and control of the Partnership's properties and business and shall have the full power to do all things necessary, convenient or appropriate in connection therewith.

         1.7. Limited Partner. GEISMAR HOLDINGS, INC. shall be and is hereby constituted as the limited partner of the Partnership. The Limited Partner, in such capacity, shall have no participation in the management of the Partnership or power to transact any Partnership business or to act for or bind the Partnership in any respect; and the Limited Partner shall not, except to the extent provided in Section 8.2.3 or by law, ever be (i) personally liable for any part of the debts or other obligations of the Partnership or (ii) obligated to make contributions to the Partnership in excess of those made pursuant to this Agreement.

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

                                   ARTICLE II

                              CAPITAL CONTRIBUTIONS

         2.1. Contributions. Simultaneously with the execution and delivery hereof, the General Partner has contributed to the capital of the Partnership a one percent (1%) undivided interest in the Assets, and the Limited Partner has contributed to the capital of the Partnership a ninety-nine percent (99%) undivided interest in the Assets.

         2.2. Financing. Certain funds to finance the business of the Partnership may be derived from loans to the Partnership from third parties ("Third-Party Financing") and from the revenues of the Partnership. Any Third-Party Financing shall be entered into from time to time on such terms as the General Partner may deem advisable.

         2.3. Other Funds. Except as provided in Section 8.2.3, no Partner shall be obligated (i) to contribute additional amounts to the Partnership's capital, or (ii) to furnish such Partner's funds or property for Partnership purposes, or (iii) to otherwise provide funds to or on behalf of the Partnership.

         2.4. Withdrawal of Capital. No Partner shall be entitled to withdraw any part of such Partner's contribution to the Partnership capital or to receive any distribution from the Partnership except as provided in this Agreement. No Partner shall be entitled to demand or receive from the Partnership either interest on contributions to Partnership capital or property in kind, as a partition of Partnership property or otherwise.

         2.5. Ownership Percentages. Each Partner's beneficial ownership interest in the Partnership ("Partnership Interest") is in the following respective percentage ("Ownership Percentage"):

                           General Partner           1%

                           Limited Partner           99%

                                   ARTICLE III

                           ACCOUNTING AND TAX MATTERS

         3.1. Books. The books of account of the Partnership, for financial and tax purposes, shall be kept on an accrual basis generally accepted for Internal Revenue Service reporting purposes, as appropriate to the Partnership's business.

         3.2.     Tax Matters.

                  3.2.1. Tax Returns. The General Partner shall prepare and file all income tax returns of the Partnership and shall furnish copies thereof to the Limited Partner.

                  3.2.2. Tax Matters Partner. The General Partner shall be the "tax matters partner" of the Partnership, within the meaning of Section 6231(a)(7) of the Code and any regulations issued thereunder, unless the Code or the regulations issued thereunder requires another person to be the tax matters partner. The expenses, if any, that the General Partner incurs in fulfilling its obligations pursuant to this Section
3.2.2 shall be expenses of the Partnership.

                                   ARTICLE IV

                 DISTRIBUTION OF PARTNERSHIP FUNDS; ALLOCATIONS

         4.1. Distributable Funds. The term "Distributable Funds" of the Partnership shall mean the excess from time to time of (A) the total of (i) cash held by the Partnership, including without limitation, cash proceeds derived from operations ("Operating Revenues"), plus (ii) net proceeds received from any sale or refinancing of all or a portion of property, proceeds of casualty insurance and condemnation awards not currently required for rebuilding, restoration, repair or operation ("Sale Proceeds"), less (B) the working capital requirements of the Partnership (as determined by the General Partner) and such reserves as may be established by the General Partner from time to time.

         4.2. Distributions. The General Partner shall, not later than 60 days following the end of each quarter of each Fiscal Year, determine the availability of Distributable Funds, which shall be distributed to Partners as follows: (i) in the event that (a) the ratio of the Partners' capital account balances is not equal to (b) the ratio of the Partners' Ownership Percentages, Distributable Funds shall be distributed so as to equalize, to the extent possible, (a) the ratio of the Partners' capital account balances and (b) the ratio of the Partners' Ownership Percentages, and (ii) in the event that (a) the ratio of the Partners' capital account balances is equal to (b) the ratio of the Partners' Ownership Percentages, Distributable Funds shall be distributed in the ratio of the Partners' respective Ownership Percentages. Except as otherwise required by law, no Partner shall be required to restore to the Partnership any funds distributed to it pursuant to the provisions of this Agreement.

         4.3.     Allocations.

                  4.3.1. In General. All income, gains, losses, deductions and credits (excluding gains or losses from the sale or disposition of Partnership properties) of the Partnership shall be allocated to Partners in accordance with their respective Ownership Percentages.

                  4.3.2. Gains on Sales. Net gains from the sale or other disposition of any of the Partnership assets or properties, including without limitation such gains on a sale or other disposition resulting in or followed by a winding up of the Partnership's affairs and a final distribution in accordance with Section 8.2, shall be allocated to the Partners in accordance with their respective ownership Percentages provided, however, that net gain from the sale of Assets contributed to the Partnership by a Partner shall be allocated (for tax purposes only) 100% to such contributing Partner to the extent of the excess of the agreed value of the contributed Assets on the date of its contribution, less the contributing Partner's adjusted tax basis in such Assets on the date of its contribution, and any remaining net gain shall be allocated to the Partners in accordance with their Ownership Percentages.

                  4.3.3. Losses on Sales. Net losses from the sale or other disposition of any of the Partnership assets or properties, including without limitation such losses on a sale or other disposition resulting in or followed by a winding up of the Partnership's affairs and a final distribution in accordance with Section 8.2, shall be allocated to the Partners in accordance with their respective Ownership Percentages; provided, however, that net loss from the sale of the Assets contributed to the Partnership by a Partner shall be allocated (for tax purposes only) 100% to such contributing Partner to the extent of the excess of the contributing Partner's adjusted tax basis in such Assets on the date of its contribution, less the value of the contributed Assets on the date of its contribution to the Partnership, and any remaining net loss shall be allocated to the Partners in accordance with their ownership Percentages.

                  4.3.4. Determination of Profits and Losses. For purposes of this Section 4.3, the income, gains, losses, deductions and credits of the Partnership shall be determined for each Fiscal Year in accordance with the accounting methods followed by the Partnership for federal income tax purposes and the allocations contemplated hereby shall be determined as a percentage (of each item of Partnership income, gain, loss, deduction or credit, as the case may be) obtained by dividing (i) the number of days of such Fiscal Year into
(ii) the product obtained by multiplying a Partner's Ownership Percentage by the number of days in such Fiscal Year on which such Partner held such Ownership Percentage.

                                    ARTICLE V

                   RIGHTS, POWERS, AND DUTIES OF THE PARTNERS

         5.1. Management of Partnership Business. The General Partner shall have the sole right to manage the business and affairs of the Partnership, and shall have and enjoy all of the rights and powers of a general partner of a partnership with limited partners except as otherwise provided by the Act or this Agreement.

         5.2.     Powers of the General Partner.

                  5.2.1.   General Powers. Without limiting the provisions of
Section 5.1, and subject only to the qualifications of Section 5.3, the General Partner is empowered to act for and bind the Partnership with respect to all matters and shall have full power and authority to exercise all powers that may be lawfully exercised by the general partner of a limited partnership formed under the Act, and third persons dealing with the Partnership shall be fully protected in relying on any action taken or instrument executed on behalf of the Partnership by the General Partner.

         5.3. Limitations on Powers of the General Partner. Notwithstanding the provisions of Sections 5.1 and 5.2, without the prior consent of the Limited Partner, the General Partner shall not take any action that it may not lawfully take without such consent.

         5.4. Limited Partners. The Limited Partner shall not participate in or have any control over the management of the business of the Partnership or transact any business for the Partnership. The Limited Partner shall not have any power to sign for or bind the Partnership.

The Limited Partner shall not have any right to withdraw from or cause the dissolution of the Partnership or to cause the partition of its properties.

         5.5. Books and Records. The General Partner shall maintain complete and accurate books of the Partnership at the Partnership Office, showing the names, addresses and Partnership Interests and capital accounts of all Partners, and all receipts, expenditures, assets, liabilities, profits and losses of the Partnership and all other records necessary for the recording of the business and affairs of the Partnership, as well as all records required by the Act. Each Partner and his duly authorized representative shall at all reasonable times during regular business hours, have access to and may inspect and examine the Partnership's books or records.

         5.6. Reports Within 90 days after the end of each year, the General Partner shall prepare, or cause to be prepared, a report which shall include tax reporting information required by the Partners for preparation of their respective income tax returns.

         All decisions as to accounting matters, except as specifically provided herein, shall be made by the General Partner and shall be in accordance with accepted accounting practices, as such are applicable to the method of accounting adopted by the Partnership.

         5.7.     Income Tax Elections. The General Partner, subject only to
Article III, shall have the right to make any applicable elections under the Code which, in the judgment of the General Partner, are in the best interests of the Partnership.

         5.8.     Capital and Income Accounts.

                  5.8.1. General Rules. The General Partner shall maintain a capital account and an income account for each Partner. Except as otherwise provided herein, each Partner's capital account shall be maintained in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv). There shall be credited to the capital account of each Partner the amount of cash and the agreed value of any Assets contributed to the deductions and credits shall be allocated to the income accounts of the Partners as provided in Section 4.3. At the end of each Year, and following any sale of the Partnership's assets, in connection with the liquidation of the Partnership pursuant to Article XIII, the income accounts of all of the Partners shall be closed out to their respective capital account. The capital account of a Partner shall be charged with the amount of any cash distributed and the fair market value of any Assets distributed to such Partner. Any optional loans or advances made by a Partner to the Partnership shall not be credited to the lending Partner's income or capital account. Distributions (whether constituting principal or interest) to a lending Partner in repayment of any such optional loans or advances shall not be charged to the lending Partner's income or capital account. In connection with each assignment of any interest in the Partnership (other than an assignment intended only to secure payment of indebtedness or other obligation), the capital and income accounts allocable to such interest in the Partnership shall be transferred from the assignor to the assignee.

                  5.8.2. Hypothetical Sale. Upon liquidation of the Partnership or any Partner's interest in the Partnership, any unsold Partnership assets shall be valued to determine the gain or loss that would result if such assets were sold at their fair market value, as determined in good faith by the General Partner, at the time of such liquidation. The capital accounts of the Partners shall be adjusted to reflect the manner in which any such gain or loss would have been allocated if such assets had been sold at such value.

         5.9. Right to Compete. Neither the General Partner nor any of its officers, agents or employees shall be obligated to devote its or their full time and attention to the Partnership and its affairs, but only such time as may reasonably be necessary for the conduct of the Partnership's business. Nothing contained in this Agreement shall preclude the General Partner, its officers, agents or employees from engaging in any business, or making any other investment, even though such business, or other investment may be in competition with the business of the Partnership. Any such activity may be undertaken with or without notice to or participation therein by the other Partner and neither any Partner nor the Partnership shall have any right or claim with respect to any such activity or the income or profits therefrom.

         5.10. Limitation on Responsibility of General Partner. The General Partner's obligations to perform the functions enumerated herein and such other obligations as may arise by operation of law or otherwise shall be performable only to the extent that the Partnership from time to time has funds available therefor, and neither the General Partner nor its Affiliates shall ever be personally liable to furnish involuntarily its or their own funds for any such purposes, to respond in damages, or to render specific performance. The Limited Partner hereby further agrees to look solely to the Partnership Interest of the General Partner for recovery of any judgment against the General Partner. In the exercise of any of its responsibilities or authority under this Agreement or otherwise, the General Partner shall be obligated to act in good faith; and so long as it acts in good faith, it shall have no liability or obligation to the Partnership or to any Partner for any decision, act or omission, whether or not such decision, act or omission shall have been authorized or reasonably prudent, and whether or not such decision, act or omission shall have been the result of the exercise of good or bad business judgment.

                                   ARTICLE VI

                 ASSIGNMENT OR TRANSFER OF INTEREST BY PARTNERS

         6.1. Conditions of Transfer. Partnership Interests are transferable, provided, however, that no Partnership Interest, or any portion thereof, may be transferred without the consent of the other Partner.

         6.2. Partner Representations. Each of the Partners, by execution of this Agreement, and each assignee or transferee of a Partner by acceptance of the rights and interests of his assignor or transferor in the Partnership, represents and warrants to and covenants and agrees with the Partnership and the other Partner that such Partner's interest has been acquired under this Agreement for such Partner's own account, for investment, and not with a view to or for sale in connection with any distribution thereof or with any present intention of distributing or selling such interest. The Limited Partner hereby further represents and warrants to the Partnership and the General Partner as follows:

                                    (i)      The Limited Partner has such
                           knowledge and experience in financial and business matters, including investing in or dealing with real estate ventures similar to that of the Partnership, that it is capable of

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

                           evaluating the merits and risks of an investment in the Partnership. The Limited Partner is able to bear the economic risk of an investment in the Partnership, including the risk of holding indefinitely any Partnership Interest acquired hereunder.

                                    (ii)     The Limited Partner has been
                           afforded full access to representatives of the General Partner for purposes of such inquiry as such Limited Partner deems appropriate, and all information requested by the Limited Partner concerning the Partnership has been supplied.

                                    (iii)    The Limited Partner recognizes that
                           the Partnership is engaged in an enterprise of high and inherent risks.

         6.3. Indemnification. Each Partner agrees to indemnify and hold harmless the Partnership and the other Partner, their respective agents and representatives and the Affiliates of each of the foregoing, from and against any and all loss, claims, damage or liability directly or indirectly related to, arising from or incurred in connection with any breach of the covenants, representations and warranties of this Article VI (including any misrepresentation or omission related thereto) by such Partner.

         6.4. Substituted Limited Partner. An assignee or transferee (other than an existing Partner) of the interest of the Limited Partner may be admitted as a Substituted Limited Partner only with the consent of the General Partner and shall be admitted as of the date of such consent. The granting or denying of such consent shall be in the absolute discretion of the General Partner. Unless the assignee is the General Partner, any assignee of a Partnership Interest to whose admission such consent is given (a "Substituted Limited Partner") shall become and shall have only the rights and duties of a limited partner of the Partnership, and the assigned Partnership interest shall thereafter be a Limited Partnership Interest. Any transferee of the interest of the Limited Partner shall be entitled only to receive distributions hereunder until such transferee has been admitted as a limited partner of the Partnership.

         6.5. Effect of Change in Partners. Subject to all of the provisions of this Agreement, and to the extent permitted under applicable law, the dissolution, liquidation, bankruptcy or substitution of the Limited Partner shall not interrupt the continuity of or cause the termination or dissolution of the Partnership.

         6.6. Reconstitution. Upon dissolution of the Partnership, the Partnership may be reconstituted and its business continued without being wound up if there remains at least one general partner. The business of the Partnership may be carried on by any such remaining general partner.

                                  ARTICLE VII

                         REIMBURSEMENT OF CERTAIN COSTS

         7.1. Reimbursement of Certain Costs. The General Partner shall be reimbursed promptly by the Partnership for all actual, reasonable, and necessary expenditures made from

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time to time on behalf of the Partnership in connection with the affairs of the
Partnership, or the performance of the duties of the General Partner hereunder.

                                  ARTICLE VIII

                           DISSOLUTION AND LIQUIDATION

         8.1. Events of Dissolution. The Partnership shall be dissolved upon the occurrence of any of the following events:

                           (i)      the agreement of all Partners; or

                           (ii)     December 31, 2099.

         8.2.     Winding Up and Distribution of Assets.

                  8.2.1. Winding Up. Upon dissolution of the Partnership, the General Partner shall proceed to wind up the affairs of the Partnership, liquidate the property and assets of the Partnership that it determines shall be sold and terminate the Partnership.

                  8.2.2. Application of Proceeds. The proceeds of such liquidation and any unsold assets shall be applied in the following order of priority:

                           (i)      first, to the expenses of such liquidation;

                           (ii) second, to the debts and liabilities of the Partnership to third parties, if any, in the order of priority provided by law;

                           (iii) third, to a reasonable reserve to be set up to provide for any contingent or unforeseen liabilities or obligations of the Partnership to third parties (to be held and disbursed, at the reasonable discretion of the General Partner, by an escrow agent selected by it) and at the expiration of such period as the General Partner may reasonably deem advisable, the balance shall be distributed as provided herein;

                           (iv) fourth, to all loans that any Partner may have made and any other debts or liquidated obligations of the Partnership to the Partners;

                           (v) fifth, to the Partners until they shall have received back the amounts shown in, and in the proportions of, their capital accounts; and

                           (vi) sixth, the assets of the Partnership, if any, shall be distributed to the Partners (or their successors and assigns) in accordance with their respective Ownership Interests.

                  8.2.3. Restoration of Negative Capital Account. If, upon the liquidation of the Partnership or the liquidation of a Partner's interest in the Partnership, a Partner shall have a negative balance in his capital account, after giving effect to all adjustments to the capital account of such Partner pursuant to Article IV and Section 5.8, then notwithstanding anything herein, such Partner shall contribute to the Partnership cash in the amount of such deficit balance. Contributions made under this Section shall be made by the end of the taxable year of the Partnership in which the liquidation of the Partnership or the liquidation of such Partner's interest in the Partnership occurs (or, if later, within ninety days after the date of such liquidation); and shall be used first to satisfy any amounts then owing by the Partnership to its creditors to the extent that such creditors have recourse to the assets of the Partners; any remaining amount shall be distributed to the Partners having positive balances in their capital accounts in proportion to such positive balances. Notwithstanding anything herein, a Partner required to make a contribution pursuant to this Section 8.2.3 shall be personally liable to make such contribution. For purposes of this Section 8.2.3, the term "liquidation" shall have the meaning given it in the first two sentences of Treasury Regulation Section 1.704-1 (b)(2)(ii)(g).

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1. Certificate Requirements. The General Partner hereby agrees that it shall execute and file promptly the certificate required by the Act for the formation of the Partnership contemplated by this Agreement. The General Partner will execute and file, from time to time, in said office all such documents to amend said certificate as are required by the Act for the carrying out of the terms and provisions of this Agreement; and upon winding up of the Partnership, the General Partner shall execute and file in said office the documents required by the Act to cancel said certificate as theretofore amended.

         9.2. Notices. All notices, requests, statements, offers, acceptances, requests for consents or other writings required or permitted to be given or furnished hereunder to any Partner ("Notices") shall be in writing and delivered to such Partner or deposited in the United States mail in a sealed envelope, registered or certified mail, with postage prepaid, or sent by facsimile, telex or telegram (and confirmed by registered or certified mail the same date), addressed to such Partner as follows:

                           (i)      If to the General Partner, to:
                                    GVGP, INC.
                                    2801 Post Oak Boulevard, Suite 600
                                    Houston, TX 77056
                                    Attention: Corporate Secretary

                           (ii)     If to the Limited Partner, to:
                                    GEISMAR HOLDINGS, INC.
                                    103 Foulk Road, Suite 200
                                    Wilmington, DE 19803
                                    Attention: Entity Services Group LLC

or at such other address as such Partner shall have previously designated by Notice to the Partner giving such Notice. All Notices shall be deemed given when delivered or, if mailed, on the second business day after the day of mailing, and if sent by telex or telegram, the first business day after the day of dispatch. Any Partner may change its address for the receipt of Notices at any time by giving notice thereof to the other Partner. Notwithstanding the requirement as to the use of registered or certified mail, any routine reports required by this Agreement to be submitted to Partners at specified times may be sent by first class mail.

         9.3. Entire Agreement. This Agreement supersedes all priory agreements and understandings among the Partners with respect to the subject matter hereof.

         9.4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware.

         9.5. Modification, Termination and Waiver. This Agreement may be modified, terminated or waived only by a writing signed by the party to be charged with such modification, termination or waiver.

         9.6. Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. However, no assignment of any interest in this Agreement may be made otherwise than in accordance with the provisions of this Agreement.

         9.7. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original of this Agreement but all of which, taken together, shall constitute one and the same Agreement.

         9.8. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         9.9. Further Assurances. Each Partner shall execute such deeds, assignments, endorsements, evidences of transfer and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

         9.10. Limitation on Rights of Others. No person other than a Partner shall have any legal or equitable right, remedy or claim under or in respect of this Agreement.

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GENERAL PARTNER:

GVGP, INC.

By: /s/ A. Chao
   -----------------------
    Albert Chao, President

LIMITED PARTNER:

GEISMAR HOLDINGS, INC.

By: /s/ Harold F. Kalbach Jr.
   -------------------------------
    Harold F. Kalbach Jr.
    VP & Asst. Secretary

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